                                                                EXHIBIT 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



HOUSEHOLD INTERNATIONAL, INC.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 to be filed with the Securities and Exchange Commission on or about September 15, 1997, of our report dated January 23, 1997, included in Household International, Inc.'s Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this registration statement.




                                                Arthur Andersen LLP

Chicago, Illinois
September 12, 1997